Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2023 RESULTS

Q3 net revenue of $197.8 million, above the high end of guidance

Q3 GAAP gross margin of 34.8%; non-GAAP gross margin of 35.0%

Q3 GAAP operating margin of (0.3)%; non-GAAP operating margin of 2.7%, above the high end of guidance

844,000 paid subscribers for 26.7% growth year over year

SAN JOSE, California – October 25, 2023 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the third quarter ended October 1, 2023.

•
Third quarter 2023 net revenue of $197.8 million, a decrease of 20.7% from the comparable prior-year quarter.
•
Third quarter 2023 GAAP operating loss of $0.6 million, or (0.3)% of net revenue, as compared to operating loss of $2.2 million, or (0.9)% of net revenue, in the comparable prior-year quarter.
◦
Third quarter 2023 non-GAAP operating income of $5.3 million, or 2.7% of net revenue, as compared to operating income of $1.8 million, or 0.7% of net revenue, in the comparable prior-year quarter.
•
Third quarter 2023 GAAP net loss per diluted share of $2.87, as compared to net income per diluted share of $0.10 in the comparable prior-year quarter.
◦
Third quarter 2023 non-GAAP net income per diluted share of $0.23, as compared to net income per diluted share of $0.21 in the comparable prior-year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “I’m very pleased with our performance in the third quarter, as NETGEAR delivered results that exceeded our guidance ranges for both the top and bottom lines. Our revenue performance during the seasonally strong back-to-school quarter was bolstered by strong demand for our premium CHP products in both the retail and service provider channels, namely our Orbi 8 and Orbi 9 and 5G mobile hotspots. We are excited by the market’s reception to the launch of our industry-leading WiFi 7 products, the Orbi 97x mesh system at $2299 and the Nighthawk RS700 router at $699, which began shipping in the final two weeks of the quarter. Furthermore, with the retail networking market showing signs that it is stabilizing, we are encouraged by our retail channel partners maintaining, rather than depleting, their inventories. On the SMB side, we continue to be encouraged by growth in our ProAV managed switch products. However, the uncertain macro environment created by high interest rates, geopolitical tensions, and stagnant or negative GDP growth in major markets such as Greater China, Germany and Japan weighed on our SMB business. Accordingly, our SMB channel partners continue to reduce their inventory carrying levels, which will limit our top line potential for this business in the coming quarters.”

Mr. Lo continued, “We grew our paid subscribers to 844,000 in the third quarter, which drove service revenue up by 25% year over year, and remain on track to end the year with 875,000 paid subscribers. Our CHP strategy of focusing on the high margin, premium end of the market and growing service revenue is proving to be effective in improving the gross margin of our CHP business. As a result, our overall non-GAAP gross margin reached 35% in the third quarter.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We made tremendous progress in reducing our own inventory levels in the third quarter, which helped us generate meaningful cash in the quarter. We expect this trend to continue over the next couple of quarters as we aim to return inventory levels to pre-pandemic levels of three to four months. We also expect these efforts to continue to lead to further cash generation.”

Business Outlook

Mr. Murray continued, “We expect to continue to experience strong underlying demand in the premium portion of our CHP product portfolio, riding on the success of our WiFi 7 launch well into 2024. We are also encouraged that our retail channel partners are now maintaining rather than depleting their inventories. However, as interest rates remain high, we will continue to work with our SMB channel partners to optimize their inventory carrying levels during the next few quarters. Accordingly, we expect CHP to be approximately flat sequentially, in line with market seasonality, and SMB to be down sequentially which would result in overall fourth quarter net revenue in the range of $175 million to $190 million. As we continue to make meaningful progress in reducing our own inventory levels, we will be consuming older, higher cost inventory. We expect we will be back to normal inventory levels and normal inventory costs by the middle of next year. Accordingly, we expect fourth quarter GAAP operating margin to be in the range of (4.4)% to (1.4)%, and non-GAAP operating margin to be in the range of (2.0)% to 1.0%. Our GAAP tax expense is expected to be in the range of $1 million to $2 million, and our non-GAAP tax expense is expected to be in the range of $0 to $1 million for the fourth quarter of 2023. We expect we will continue to generate meaningful cash in Q4 and beyond.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	December 31, 2023
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense (Benefit)

GAAP	(4.4)% - (1.4)%	$1.0 - $2.0
Estimated adjustments for[1]:
Stock-based compensation expense	2.4%	-
Non-GAAP tax adjustments	-	$(1.0)
Non-GAAP	(2.0)% - 1.0%	$0.0-$1.0

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2023 today, Wednesday, October 25, 2023 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the

NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2023 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin, gross margin, continued profitability and cash generation; expectations regarding continuing market demand for the NETGEAR’s products and services, including SMB and premium CHP products and subscription services, and NETGEAR’s ability to respond to this demand; NETGEAR’s strategic shift to focusing on the premium, higher-margin segments of the market and growing service revenue; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position NETGEAR for growth and market share gain; expectations regarding the mix of NETGEAR’s premium products and services; expectations regarding the consumer retail networking market; expectations regarding inventory management and inventory costs and its impact to business segment growth and cash generation; expectations regarding expected tax rates or tax expenses; expectations regarding repurchases of NETGEAR’s common stock; expectations regarding NETGEAR’s small and medium business and service provider channels; expectations regarding price increases on NETGEAR’s products; expectations regarding service partners’ and retail channel partners’ inventory levels; expectations regarding seasonal shifts in market demand; expectations regarding revenue from the service provider channel; and expectations regarding NETGEAR's subscription services, paid subscriber base growth and service revenue. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products may be lower than anticipated; NETGEAR’s shift in focus to premium products at the expense of lower end products may not prove to be successful; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base and service revenue; product performance may be adversely affected by real world operating conditions; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully manage channel inventory levels; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources, including potential repurchases of NETGEAR’s common stock; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended July 2, 2023, filed with the Securities and Exchange Commission on August 4, 2023. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net loss and non-GAAP net loss per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, goodwill impairment, intangibles impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, gain on litigation settlements, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: goodwill impairment, intangibles impairment, restructuring and other charges, litigation reserves, net, gain on litigation settlements, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and nine months ended October 1, 2023, are adjustments to tax expense related to changes in our forecasts and the effects of a valuation allowance computed in accordance with GAAP.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 1, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$131,459	$146,500
Short-term investments	96,586	80,925
Accounts receivable, net	200,900	277,485
Inventories	280,918	299,614
Prepaid expenses and other current assets	30,713	29,767
Total current assets	740,576	834,291
Property and equipment, net	8,274	9,225
Operating lease right-of-use assets	39,773	40,868
Intangibles, net	—	1,329
Goodwill	36,279	36,279
Other non-current assets	17,563	97,793
Total assets	$842,465	$1,019,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,133	$85,550
Accrued employee compensation	19,179	24,132
Other accrued liabilities	167,713	213,476
Deferred revenue	25,090	21,128
Income taxes payable	767	1,685
Total current liabilities	259,882	345,971
Non-current income taxes payable	12,760	14,972
Non-current operating lease liabilities	32,330	34,085
Other non-current liabilities	4,706	3,902
Total liabilities	309,678	398,930
Stockholders’ equity:
Common stock	30	29
Additional paid-in capital	963,350	946,123
Accumulated other comprehensive income (loss)	9	(535)
Accumulated deficit	(430,602)	(324,762)
Total stockholders’ equity	532,787	620,855
Total liabilities and stockholders’ equity	$842,465	$1,019,785

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

Net revenue	$197,845	$173,413	$249,587	$552,166	$683,369
Cost of revenue	128,911	119,113	181,058	368,550	494,516
Gross profit	68,934	54,300	68,529	183,616	188,853
Gross margin	34.8%	31.3%	27.5%	33.3%	27.6%
Operating expenses:
Research and development	20,738	20,831	22,167	63,703	68,193
Sales and marketing	30,865	32,482	34,203	97,226	104,335
General and administrative	16,364	16,536	13,949	49,136	41,698
Goodwill impairment	—	—	—	—	44,442
Intangibles impairment	1,071	—	—	1,071	—
Other operating expenses (income), net	544	2,229	361	2,881	931
Total operating expenses	69,582	72,078	70,680	214,017	259,599
Loss from operations	(648)	(17,778)	(2,151)	(30,401)	(70,746)
Operating margin	(0.3)%	(10.3)%	(0.9)%	(5.5)%	(10.4)%
Other income (expenses), net	2,280	7,999	638	11,685	(1,164)
Income (loss) before income taxes	1,632	(9,779)	(1,513)	(18,716)	(71,910)
Provision for (benefit from) income taxes	86,431	(1,192)	(4,314)	84,382	(8,967)
Net income (loss)	$(84,799)	$(8,587)	$2,801	$(103,098)	$(62,943)

Net income (loss) per share:
Basic	$(2.87)	$(0.29)	$0.10	$(3.52)	$(2.17)
Diluted	$(2.87)	$(0.29)	$0.10	$(3.52)	$(2.17)

Weighted average shares used to compute net income (loss) per share:
Basic	29,524	29,319	28,891	29,266	29,023
Diluted	29,524	29,319	29,029	29,266	29,023

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	October 1, 2023	October 2, 2022
Cash flows from operating activities:
Net loss	$(103,098)	$(62,943)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,491	7,845
Stock-based compensation	13,637	13,266
Gain/loss on investments, net	(2,301)	342
Goodwill impairment	—	44,442
Intangibles impairment	1,071	—
Deferred income taxes	82,205	(13,895)
Provision for excess and obsolete inventory	2,841	3,005
Changes in assets and liabilities:
Accounts receivable, net	76,585	1,250
Inventories	15,855	14,572
Prepaid expenses and other assets	(3,020)	(2,858)
Accounts payable	(38,443)	13,432
Accrued employee compensation	(4,952)	(4,329)
Other accrued liabilities	(46,930)	(23,504)
Deferred revenue	4,771	3,268
Income taxes payable	(3,130)	(2,692)
Net cash provided by (used in) operating activities	582	(8,799)
Cash flows from investing activities:
Purchases of short-term investments	(97,291)	(143,933)
Proceeds from maturities of short-term investments	85,006	50,418
Purchases of property and equipment	(3,601)	(4,133)
Purchases of long-term investments	(585)	(450)
Net cash used in investing activities	(16,471)	(98,098)
Cash flows from financing activities:
Repurchases of common stock	—	(24,377)
Restricted stock unit withholdings	(2,742)	(4,731)
Proceeds from exercise of stock options	—	743
Proceeds from issuance of common stock under employee stock purchase plan	3,590	4,418
Net cash provided by (used in) financing activities	848	(23,947)
Net decrease in cash and cash equivalents	(15,041)	(130,844)
Cash and cash equivalents, at beginning of period	146,500	263,772
Cash and cash equivalents, at end of period	$131,459	$132,928

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

GAAP gross profit	$68,934	$54,300	$68,529	$183,616	$188,853
GAAP gross margin	34.8%	31.3%	27.5%	33.3%	27.6%
Amortization of intangibles	—	128	129	257	386
Stock-based compensation expense	354	342	283	1,047	1,027
Non-GAAP gross profit	$69,288	$54,770	$68,941	$184,920	$190,266
Non-GAAP gross margin	35.0%	31.6%	27.6%	33.5%	27.8%

GAAP research and development	$20,738	$20,831	$22,167	$63,703	$68,193
Stock-based compensation expense	(841)	(1,144)	(968)	(3,050)	(3,150)
Non-GAAP research and development	$19,897	$19,687	$21,199	$60,653	$65,043

GAAP sales and marketing	$30,865	$32,482	$34,203	$97,226	$104,335
Stock-based compensation expense	(1,271)	(1,397)	(1,249)	(4,099)	(4,275)
Non-GAAP sales and marketing	$29,594	$31,085	$32,954	$93,127	$100,060

GAAP general and administrative	$16,364	$16,536	$13,949	$49,136	$41,698
Stock-based compensation expense	(1,819)	(1,804)	(940)	(5,441)	(4,814)
Non-GAAP general and administrative	$14,545	$14,732	$13,009	$43,695	$36,884

GAAP other operating expenses (income), net	$544	$2,229	$361	$2,881	$931
Restructuring and other charges	(366)	(2,229)	(361)	(2,703)	(911)
Litigation reserves, net	(178)	—	—	(178)	(20)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

GAAP total operating expenses	$69,582	$72,078	$70,680	$214,017	$259,599
Stock-based compensation expense	(3,931)	(4,345)	(3,157)	(12,590)	(12,239)
Goodwill impairment	—	—	—	—	(44,442)
Intangibles impairment	(1,071)	—	—	(1,071)	—
Restructuring and other charges	(366)	(2,229)	(361)	(2,703)	(911)
Litigation reserves, net	(178)	—	—	(178)	(20)
Non-GAAP total operating expenses	$64,036	$65,504	$67,162	$197,475	$201,987

GAAP operating loss	$(648)	$(17,778)	$(2,151)	$(30,401)	$(70,746)
GAAP operating margin	(0.3)%	(10.3)%	(0.9)%	(5.5)%	(10.4)%
Amortization of intangibles	—	128	129	257	386
Stock-based compensation expense	4,285	4,687	3,440	13,637	13,266
Goodwill impairment	—	—	—	—	44,442
Intangibles impairment	1,071	—	—	1,071	—
Restructuring and other charges	366	2,229	361	2,703	911
Litigation reserves, net	178	—	—	178	20
Non-GAAP operating income (loss)	$5,252	$(10,734)	$1,779	$(12,555)	$(11,721)
Non-GAAP operating margin	2.7%	(6.2)%	0.7%	(2.3)%	(1.7)%

GAAP other income (expenses), net	$2,280	$7,999	$638	$11,685	$(1,164)
Gain/loss on investments, net	(14)	19	(52)	16	251
Gain on litigation settlements	—	(6,000)	—	(6,000)	—
Non-GAAP other income (expenses), net	$2,266	$2,018	$586	$5,701	$(913)

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

GAAP net income (loss)	$(84,799)	$(8,587)	$2,801	$(103,098)	$(62,943)
Amortization of intangibles	—	128	129	257	386
Stock-based compensation expense	4,285	4,687	3,440	13,637	13,266
Goodwill impairment	—	—	—	—	44,442
Intangibles impairment	1,071	—	—	1,071	—
Restructuring and other charges	366	2,229	361	2,703	911
Litigation reserves, net	178	—	—	178	20
Gain/loss on investments, net	(14)	19	(52)	16	251
Gain on litigation settlements	—	(6,000)	—	(6,000)	—
Non-GAAP tax adjustments	85,781	2,781	(715)	87,724	(3,976)
Non-GAAP net income (loss)	$6,868	$(4,743)	$5,964	$(3,512)	$(7,643)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(2.87)	$(0.29)	$0.10	$(3.52)	$(2.17)
Amortization of intangibles	—	—	—	0.01	0.01
Stock-based compensation expense	0.14	0.16	0.12	0.47	0.46
Goodwill impairment	—	—	—	—	1.53
Intangibles impairment	0.04	—	—	0.04	—
Restructuring and other charges	0.01	0.08	0.01	0.09	0.03
Litigation reserves, net	0.01	—	—	0.01	—
Gain/loss on investments, net	—	—	—	—	0.01
Gain on litigation settlements	—	(0.20)	—	(0.21)	—
Non-GAAP tax adjustments	2.90	0.09	(0.02)	2.99	(0.13)
Non-GAAP net income (loss) per diluted share	$0.23	$(0.16)	$0.21	$(0.12)	$(0.26)

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	October 1, 2023	July 2, 2023	April 2, 2023	December 31, 2022	October 2, 2022

Cash, cash equivalents and short-term investments	$228,045	$202,836	$239,210	$227,425	$233,197
Cash, cash equivalents and short-term investments per diluted share	$7.71	$6.92	$8.24	$7.85	$8.03

Accounts receivable, net	$200,900	$179,496	$192,540	$277,485	$259,908
Days sales outstanding (DSO)	92	94	98	100	95

Inventories	$280,918	$324,483	$337,187	$299,614	$298,090
Ending inventory turns	1.8	1.5	1.4	2.5	2.4

Weeks of channel inventory:
U.S. retail channel	11.8	12.0	12.7	10.4	13.5
U.S. distribution channel	5.8	5.1	4.4	5.2	3.6
EMEA distribution channel	7.4	6.9	8.5	8.7	5.3
APAC distribution channel	13.1	12.4	14.0	18.5	16.0

Deferred revenue (current and non-current)	$29,796	$27,689	$26,634	$25,025	$22,868

Headcount	644	653	702	691	731
Non-GAAP diluted shares	29,581	29,319	29,040	28,959	29,029

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	October 1, 2023		July 2, 2023		October 2, 2022		October 1, 2023		October 2, 2022

Americas	$141,018	71%	$116,611	67%	$169,360	68%	$379,551	69%	$458,036	67%
EMEA	35,684	18%	36,161	21%	44,827	18%	111,023	20%	126,643	19%
APAC	21,143	11%	20,641	12%	35,400	14%	61,592	11%	98,690	14%
Total	$197,845	100%	$173,413	100%	$249,587	100%	$552,166	100%	$683,369	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

Connected Home	$127,335	$98,406	$150,581	$328,487	$409,787
SMB	70,510	75,007	99,006	223,679	273,582
Total net revenue	$197,845	$173,413	$249,587	$552,166	$683,369

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022

Connected Home	$32,403	$24,916	$40,448	$71,346	$92,544
SMB	219	18	1,171	427	3,515
Total service provider net revenue	$32,622	$24,934	$41,619	$71,773	$96,059